Exhibit 10.3

SECOND AMENDMENT AND JOINDER TO THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

THIS SECOND AMENDMENT AND JOINDER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into this 27th day of December, 2013, (the “Second Amendment Date”) by and among KFORCE INC., a Florida corporation (“Kforce”); KFORCE GOVERNMENT SOLUTIONS, INC., a Pennsylvania corporation and successor by merger to Bradson Corporation and RDI Systems, Inc. (“Government Solutions”); KFORCE HEALTHCARE, INC., a Florida corporation (“Healthcare”); and KFORCE HEALTHCARE FLEX, LLC, a Florida limited liability company (“Healthcare Flex”; Kforce, Government Solutions, Healthcare, and Healthcare Flex, are collectively referred to herein as “Existing Borrowers”); KGS TRAINING TECHNOLOGIES, INC., a Florida corporation (“KGS TT”); and KFORCE TRAINING SYSTEMS INC., a Florida corporation (“Kforce Training” and KGS TT are collectively referred to herein as “New Borrowers”; Existing Borrowers and New Borrowers are collectively referred to herein as “Borrowers” and individually as a “Borrower”); KFORCE AIRLINES, INC., a Florida corporation (“Airlines”); KFORCE.COM, INC., a Florida corporation (“Kforce.com”); KFORCE FLEXIBLE SOLUTIONS, LLC, a Florida limited liability company (“Flexible Solutions”); KFORCE GOVERNMENT HOLDINGS INC., a Florida corporation (“Government Holdings”); KFORCE STAFFING SOLUTIONS OF CALIFORNIA, LLC, a Florida limited liability company (“Staffing Solutions”); KFORCE GLOBAL SOLUTIONS, INC., a Pennsylvania corporation (“Global Solutions”); ROMAC INTERNATIONAL, INC., a Florida corporation (“Romac”); and KFORCE SERVICES CORP., a Florida Corporation (“Kforce Services”; Airlines, Kforce.com, Flexible Solutions, Government Holdings, Staffing Solutions, Global Solutions, Romac, and Kforce Services are collectively referred to herein as “Guarantors” and individually as a “Guarantor”; Borrowers and Guarantors are collectively referred to herein as “Credit Parties” and individually as a “Credit Party”); and BANK OF AMERICA, N.A., a national banking association, individually as a Lender and the Letter of Credit Issuer and in its capacity as agent for Lenders (together with its successors and assigns in its capacity as agent, “Administrative Agent”); and the financial institutions from time to time parties thereto (such financial institutions, together with their respective successors and assigns are referred to hereinafter each individually as a “Lender” and, collectively as “Lenders”).

Recitals:

Administrative Agent, Lenders, Existing Borrowers, and Guarantors are parties to a certain Third Amended and Restated Credit Agreement dated September 20, 2011, as amended by that certain Consent and First Amendment to Third Amended and Restated Credit Agreement dated March 30, 2012 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Lenders have made certain loans and other financial accommodations to Existing Borrowers.

Credit Parties have requested that that Administrative Agent and Lenders enter into this Agreement to (i) join New Borrowers to the Credit Agreement, and (ii) make certain amendments to the Credit Agreement. Administrative Agent and Lenders have agreed to such joinder and amendments upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement, or if not defined in the Credit Agreement, the meaning ascribed to such terms in the Security Agreement.

2. Joinder.

(a) Each New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it will be deemed to be a “Credit Party” under the Credit Agreement and a “Borrower” for all purposes of the Credit Agreement and shall have all of the obligations of a “Borrower” thereunder as if it had executed the Credit Agreement as a “Borrower”.

(b) Each New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement as a “Borrower”, including without limitation (a) all of the representations and warranties set forth in Article 6 of the Credit Agreement, (b) all of the affirmative and negative covenants set forth in Article 7 of the Credit Agreement, and (c) all of the payment obligations set forth in Article 3 of the Credit Agreement. Without limiting the generality of the foregoing terms of this Section 2(b), each New Borrower hereby agrees to be jointly and severally liable with Existing Borrowers, to Administrative Agent and Lenders, as provided in Section 1.7 the Credit Agreement, for the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), each New Borrower will, jointly and severally together with Existing Borrowers, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Each New Borrower hereby appoints and designates Parent as its representative for all purposes under the Credit Agreement, including the making of requests for Loans and other extensions of credit pursuant to the terms of the Credit Agreement and receiving notices and other communications to Borrowers (or any of them) from Administrative Agent or any Lender.

(c) Each New Borrower hereby (a) acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed a party to the Security Agreement as a “Borrower” and a “Credit Party”, (b) acknowledges and agrees that its obligations under the Credit Agreement and the other Loan Documents constitute “Secured Obligations” under and are secured in accordance with the terms of the Security Agreement, the Pledge Agreement, and the other Loan Documents, and that Administrative Agent, on behalf of Lenders, may exercise its remedies thereunder in accordance with the terms thereof, and (c) grants to Administrative Agent, for its benefit and the benefit of Lenders, a continuing security interest in, and a right to set off against, any and all right, title and interest of such New Borrower in and to the Collateral (as defined in the Security Agreement), including, without limitation, all right, title and interest of such New Borrower in and to the following, whether now owned or existing or owned, acquired or arising hereafter (in each case as defined in the Security Agreement, or if not defined therein as defined in the Credit Agreement):

i.	all Accounts;

ii.	all monies, whether or not in the possession or under the control of the Administrative Agent, a Lender or a bailee or Affiliate of the Administrative Agent or a Lender, including all cash collateral for the Obligations and all cash maintained on deposit with the Administrative Agent or any Lender;

iii.	all Chattel Paper;

iv.	all Commercial Tort Claims, including those described on Schedule 5(j) to the Security Agreement;

v.	all Copyrights;

vi.	all Copyright Licenses;

vii.	all Deposit Accounts;

viii.	all Documents;

ix.	all Equipment;

x.	all Fixtures, other than all Fixtures consisting of heating, plumbing, water-heating, lighting, refrigerating and air-conditioning fixtures, boilers, radiators, escalators, washers, mirrors, elevators, carpeting, sprinkler systems, fire or smoke prevention or detection systems, wall coverings, awnings, signs affixed to such New Borrower’s Real Estate and other Fixtures that are an integral part of the buildings on such New Borrower’s Real Estate;

xi.	all General Intangibles;

xii.	all Instruments;

xiii.	all Inventory;

xiv.	all Investment Property;

xv.	all Letter-of-Credit Rights;

xvi.	all Patents;

xvii.	all Patent Licenses;

xviii.	all Payment Accounts;

xix.	all Trademarks;

xx.	all Trademark Licenses;

xxi.	all Supporting Obligations;

xxii.	all Work;

xxiii.	all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Credit Party or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

xxiv.	to the extent not otherwise included, all accessions to, substitutions for and replacements, Proceeds and products of any and all of the foregoing, including proceeds of insurance policies, claims against third parties and condemnation or requisition payments, in any case, with respect to all of the foregoing.

3. Amendment to Security Agreement. The Security Agreement is amended to delete Schedules 5(a) and 5(b) and Schedules 5(a) and 5(b) attached to this Amendment are hereby substituted in lieu thereof.

4. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement, Total Facility, is hereby amended to delete the reference to “100,000,000” therein and to substitute in lieu thereof “$135,000,000.”

(b) Section 1.2(a) of the Credit Agreement, Revolving Loans, is hereby amended to delete clause (v) thereof in its entirety and to substitute in lieu thereof the following:

(v) Increase in Commitments. The Borrowers may request an increase in Commitments from time to time upon notice to the Administrative Agent, so long as (A) no Default or Event of Default exists, (B) the requested increase is in a minimum amount of $7,500,000 (plus any increment of $2,500,000 in excess thereof) and is offered on the same terms as existing Commitments, except for a closing fee specified by the Borrowers, and (C) increases under this subclause do not exceed $15,000,000 in the aggregate and no more than two (2) increases are made. The Administrative Agent shall promptly notify the Lenders of the requested increase and, within ten (10) Business Days thereafter, each Lender shall notify the Administrative Agent if and to what extent such Lender commits to increase its Commitment. Although each Lender shall have a right of first refusal to obtain a Pro Rata Share of the requested Commitment increase, no Lender shall be obligated to commit to increase its Commitment, which decision shall be made in the sole discretion of such Lender. Any Lender not responding within such period shall be deemed to have declined an increase. If the Lenders fail to commit to the full requested increase, subject to approval by the Borrowers’ Agent (which approval shall not be unreasonably withheld),

Eligible Assignees may issue additional Commitments and become Lenders hereunder. The Administrative Agent may allocate, in its reasonable discretion, the increased Commitments among committing the Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 8.2 are satisfied and a successful syndication of the requested increase, total Commitments shall be increased by the requested amount (or such lesser amount committed by the Lenders and Eligible Assignees) on a date agreed upon by the Administrative Agent and the Borrowers’ Agent, but no later than thirty (30) days following the Borrowers’ increase request. The Administrative Agent, the Borrowers, and the new and existing Lenders shall execute and deliver such documents and agreements as the Administrative Agent deems appropriate to evidence the increase in and allocations of Commitments. On the effective date of an increase, all outstanding Obligations under the Commitments shall be reallocated among the Lenders, and settled by the Administrative Agent if necessary, in accordance with Lenders’ adjusted shares of such Commitments.

(c) Annex A to the Credit Agreement, Definitions, is hereby amended to add the following definitions in proper alphabetical sequence therein:

“KGS TT” means KGS Training Technologies, Inc., a Florida corporation.

“Kforce Training” means Kforce Training Systems Inc., a Florida corporation.

“Second Amendment” means that certain Second Amendment and Joinder to Third Amended and Restated Credit Agreement dated the Second Amendment Date among Borrowers, Guarantors, Administrative Agent and Lenders.

“Second Amendment Date” means December 27, 2013.

(d) Annex A to the Credit Agreement, Definitions, is hereby amended to delete the definition of “Maximum Revolver Amount” and to substitute in lieu thereof the following:

“‘Maximum Revolver Amount’ means $135,000,000, as such amount may be reduced pursuant to Section 1.2(a)(iv) or increased pursuant to Section 1.2(a)(v).”

(e) Schedules 1.2, 6.3, 6.4, 6.5, 6.7, 6.20 and 6.27 to the Credit Agreement are hereby deleted and Schedules 1.2, 6.3, 6.4, 6.5, 6.7, 6.20 and 6.27 attached to this Amendment are hereby substituted in lieu thereof.

5. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents. Each Existing Borrower hereby consents to each New Borrower joining as a “Borrower” under the Credit Agreement.

6. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement, as amended by the Amendment, and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by each Borrower in favor of Lender are duly perfected, first priority security interests and liens subject only to Permitted Liens; and the unpaid principal amount of the Loans and the issued and outstanding Letters of Credit on and as of the close of business on December 19, 2013 totaled $57,665,165.50.

7. Representations and Warranties. Each Borrower represents and warrants to Administrative Agent and Lenders, to induce Administrative Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and all of the representations and warranties made by each Borrower in the Credit Agreement are true and correct on and as of the date hereof.

8. Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

9. Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

10. Conditions Precedent; Other Condition. The effectiveness of the joinder contained in Section 2 hereof and the amendments contained in Sections 3 and 4 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

(a) Administrative Agent’s receipt of one or more duly executed counterparts of this Agreement from Existing Borrowers, Guarantors and Lenders;

(b) Administrative Agent’s receipt of a Fourth Amended and Restated Revolving Loan Note from Borrowers payable to the order of Bank of America, N.A.;

(c) Administrative Agent’s receipt of a Second Amended and Restated Revolving Loan Note from Borrowers payable to the order of JPMorgan Chase Bank, N.A.;

(d) Administrative Agent’s receipt of a Fourth Amended and Restated Revolving Loan Note from Borrowers payable to the order of Wells Fargo Bank, National Association;

(e) Administrative Agent’s receipt of all payment of fees and expenses due and owing in connection with the Amendment; and

(f) Administrative Agent’s receipt of such other documents, certificates, resolutions and reports as Administrative Agent may reasonably request.

On or before January 31, 2014, New Borrowers shall deliver to Agent in Atlanta, Georgia the original signature pages to this Amendment and Borrowers shall cause to be delivered to Agent a legal opinion, in form and substance satisfactory to Agent, with respect to such joinder. Until such time as such signature pages and opinion are delivered, no assets shall be transferred by Borrowers to New Borrowers and New Borrowers shall not be entitled to request any Loans or Letters of Credit.

11. Fees and Expenses of Lender. Each Borrower, jointly and severally, agrees to pay on the Second Amendment Date a closing fee to Administrative Agent, for the benefit of Lenders increasing their Commitments pursuant hereto pro rata based on the aggregate increased Commitments, in the amount of $35,000, and, on demand, all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

12. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia.

13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

15. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic mail transmission shall be deemed to be an original signature hereto.

16. Further Assurances. Each Borrower agrees to take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

17. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

18. Release of Claims. To induce Administrative Agent and Lenders to enter into this Amendment, each Guarantor and each Borrower hereby releases, acquits and forever discharges Administrative Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Administrative Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Guarantor or such Borrower now has or ever had against Administrative Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each of Guarantor and each Borrower represents and warrants to Administrative Agent and Lenders that such Guarantor or such Borrower, as applicable, has not transferred or assigned to any Person any claim that such Guarantor or such Borrower, as applicable, ever had or claimed to have against Administrative Agent or any Lender.

19. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

20. Reaffirmation of Guaranty. Each undersigned Guarantor hereby (i) consents to Borrowers’ execution and delivery of this Amendment and of the other documents, instruments or agreements Borrowers agree to execute and deliver pursuant hereto; (ii) agrees to be bound by this Amendment; and (iii) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

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Signatures begin on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

“ADMINISTRATIVE AGENT AND LENDERS”	BANK OF AMERICA, N.A., as Administrative Agent and a Lender

	By:	/S/ Andrew A. Doherty
	Name:	Andrew A. Doherty
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/S/ Eric Anderson
	Name:	Eric Anderson
	Title:	Authorized Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

	By:	/S/ Zachariah Corn
	Name:	Zachariah Corn
	Title:	Senior Vice President

[Signatures continue on the following page.]

“CREDIT PARTIES”	KFORCE INC., a Florida corporation

	By:	/S/ David M. Kelly
	Name:	David M. Kelly
	Title:	Secretary, Senior Vice President and Chief
Financial Officer

KFORCE GOVERNMENT SOLUTIONS, INC., a Pennsylvania corporation and successor by merger to Bradson Corporation and RDI Systems, Inc.

	By:	/S/ David M. Kelly
	Name:	David M. Kelly
	Title:	Director

KFORCE HEALTHCARE, INC., a Florida corporation
KFORCE GOVERNMENT HOLDINGS INC., a Florida corporation

	By:	/S/ David M. Kelly
	Name:	David M. Kelly
	Title:	Chairman of the Board of Directors

KFORCE HEALTHCARE FLEX, LLC, a Florida limited liability company

	By:	/S/ David M. Kelly
	Name:	David M. Kelly
	Title:	President and Chairman of the Board of Directors

KFORCE SERVICES CORP., a Florida Corporation
KFORCE AIRLINES, INC., a Florida corporation
KFORCE.COM, INC., a Florida corporation
KFORCE FLEXIBLE SOLUTIONS, LLC, a Florida limited liability company
KFORCE STAFFING SOLUTIONS OF CALIFORNIA, LLC, a Florida limited liability company
KFORCE GLOBAL SOLUTIONS, INC., a Pennsylvania corporation
ROMAC INTERNATIONAL, INC., a Florida corporation

	By:	/S/ David M. Kelly
	Name:	David M. Kelly
	Title:	President

KGS TRAINING TECHNOLOGIES, INC., a Florida corporation
KFORCE TRAINING SYSTEMS INC., a Florida corporation

By:	/S/ Judy M. Kelly
Name:	Judy M. Kelly
Title:	Treasurer and Vice President